Exhibit 99.2

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR LAVACA COUNTY TEXAS OIL AND GAS PROPERTIES SOLD TO PENN VIRGINIA CORPORATION

INDEX

Page Number
Financial Information

Report of Independent Auditor	2
Statements of Revenues and Direct Operating Expenses	4
Notes to Statements of Revenues and Direct Operating Expenses	5

KPMG LLP 210 Park Avenue, Suite 2850 Oklahoma City, OK 73102-5683

Independent Auditors’ Report

The Board of Directors

Devon Energy Corporation:

Report on the Financial Statements

We have audited the accompanying statements of revenues and direct operating expenses of LaVaca County Texas oil and natural gas properties sold to Penn Virginia Corporation for the years ended December 31, 2016 and 2015, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1 to the statements, and are not intended to be a complete financial statement presentation of the properties described above.

U.S. generally accepted accounting principles require that the Supplemental Oil and Natural Gas Reserve on page 6 be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational,

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with

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economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses, as described in note 1, of LaVaca County Texas oil and natural gas properties sold to Penn Virginia Corporation for the years ended December 31, 2016 and 2015 in accordance with U.S. generally accepted accounting principles.

Oklahoma City, Oklahoma

August 31, 2017

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR LAVACA COUNTY TEXAS OIL AND GAS PROPERTIES SOLD TO PENN VIRGINIA CORPORATION (AS DESCRIBED IN NOTE 1)

Years Ended December 31, 2016 and December 31, 2015, and

Six Months Ended June 30, 2017 and June 30, 2016 (unaudited)

(in thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015
	(unaudited)		(audited)
Operating revenues	$17,371	$18,997	$37,663	$93,002
Direct operating expenses	3,938	5,623	10,921	20,118

Excess of revenues over direct operating expenses	$13,433	$13,374	$26,742	$72,884

The accompanying notes are an integral part of the Statements of Revenues and Direct Operating Expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR LAVACA COUNTY

TEXAS OIL AND GAS PROPERTIES SOLD TO PENN VIRGINIA CORPORATION

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Note 1 – Basis of Presentation

On July 31, 2017, Devon Energy Corporation (“Devon”) announced the sale, through its wholly-owned subsidiary, of certain oil and natural gas properties and related assets located primarily in Lavaca County, Texas (the “Properties”) to Penn Virginia Corporation (“PVA”) for total consideration of approximately $205 million, subject to certain adjustments. The transaction is expected to close by the end of September 2017.

The accompanying statements of revenues and direct operating expenses were prepared from the historical accounting records of Devon. These statements are not intended to be a complete financial presentation of the results of operations of the Properties. The statements do not include general and administrative expense, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with the Properties. Historical financial statements reflecting financial position, results of operations and cash flows required by United States of America generally accepted accounting principles (“GAAP”) are not presented as such information is not readily available and not meaningful to the Properties. Accordingly, the accompanying statements of revenues and direct operating expenses are presented in lieu of complete financial statements as allowed under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are based on Devon management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates.

Sales of oil, natural gas and natural gas liquids (“NGL”) are recognized when the product has been delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured, and the sales price is fixed or determinable.

Direct operating expenses primarily include lease operating and production and property taxes. Lease operating costs include expenses such as labor, transportation, disposal, field office, vehicle, supervision, maintenance, tools and supplies and workover expenses. Production and property taxes consist primarily of severance and ad valorem taxes.

The statements of revenues and direct operating expenses for the six months ended June 30, 2017 and June 30, 2016, are unaudited, but in the opinion of management include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of the interim periods.

Note 2 – Commitments and Contingencies

Management is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR LAVACA COUNTY

TEXAS OIL AND GAS PROPERTIES SOLD TO PENN VIRGINIA CORPORATION

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Note 3 – Subsequent Events

Management has evaluated subsequent events through September 5, 2017, the date the statements of revenues and direct operating expenses were available to be issued, and has concluded no events need to be reported during this period.

Note 4 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves

Estimated quantities of proved oil, natural gas and NGL reserves at December 31, 2016 and December 31, 2015, and changes in the reserves during those years for the Properties, are shown below. These quantities of proved reserves consist entirely of developed reserves, as there were no undeveloped reserves for the periods presented.

These reserve estimates have been prepared in accordance with SEC regulations using the average price during the

12-month period, determined as an unweighted average of the first-day-of-the-month price for each month.

	Oil (MBbls)	Natural Gas (MMcf)	NGL (MBbls)	Total (MBoe)
December 31, 2014	8,133	11,748	1,317	11,408
Revisions due to price	(1,535)	(1,985)	(376)	(2,242)
Revisions other than price	(3,234)	(4,215)	97	(3,840)
Extensions and discoveries	1,078	1,858	290	1,677
Production	(1,868)	(3,075)	(510)	(2,890)

December 31, 2015	2,574	4,331	818	4,113
Revisions due to price	(236)	(375)	(74)	(372)
Revisions other than price	143	1,260	172	524
Extensions and discoveries	3	2	—	4
Production	(869)	(1,586)	(265)	(1,398)

December 31, 2016	1,615	3,632	651	2,871

Revisions Other Than Price

Revisions other than price for 2015 related to evaluations of Eagle Ford. The negative revisions other than price were primarily related to lower well performance related to our proved developed producing and subsequent removal of proved undeveloped reserves that are no longer expected to be developed within five years.

Standardized Measure of Discounted Future Net Cash Flows

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below. As discussed in Note 1, the effects of income taxes are not included in the accompanying statements, and similarly are not included in the standardized measure presented here.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR LAVACA COUNTY

TEXAS OIL AND GAS PROPERTIES SOLD TO PENN VIRGINIA CORPORATION

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Year Ended December 31,
	2016	2015
	(in thousands)
Future estimated revenues (1)	$71,542	$130,781
Future estimated production costs (2)	(39,576)	(66,032)
Future estimated development costs (2)	(11,607)	(8,662)

Future net cash flows	20,359	56,087
10% annual discount for estimated timing of cash flows	(2,087)	(5,326)

Standardized measure of discounted future net cash flows	$18,272	$50,761

Representative prices: (1)
Natural gas (Mcf)	$2.26	$2.54
Oil (Bbl)	$37.51	$44.82
NGL (Bbl)	$4.29	$5.42

(1)	In accordance with SEC regulations, reserves at December 31, 2016 and December 31, 2015 were estimated using the average price during the trailing 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month. The average price used to estimate reserves is held constant over the life of the reserves.
(2)	Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions.

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31,
	2016	2015
	(in thousands)
Beginning balance	$50,761	$332,974
Oil, natural gas and NGL sales, net of production costs	(26,742)	(72,884)
Changes in estimated future development costs	(2,679)	6,575
Previously estimated development costs incurred during the period	902	138,372
Net change in prices and production costs	(504)	(226,701)
Extensions and discoveries	—	26,065
Revisions of quantity estimates	(5,126)	(151,872)
Other (primarily accretion)	1,660	(1,768)

Ending balance	$18,272	$50,761

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations involve significant estimates and judgments. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts above. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.